Exhibit 99.1

eXp World Holdings Reports Q4 and Full-Year 2025 Results

BELLINGHAM, Wash. — February 24, 2026 — eXp World Holdings, Inc. (Nasdaq: EXPI) (the “Company,” “eXp” or “we”), the holding company for eXp Realty®, FrameVR.io and SUCCESS® Enterprises, today announced financial results for the fourth quarter and fiscal year ended December 31, 2025.

"2025 was a defining year for eXp Realty, validating our belief that transparency and agent empowerment are the only sustainable paths forward," said Leo Pareja, CEO of eXp Realty. "Our results reflect a year of relentless execution where the industry took notice of our momentum. We aggressively strengthened our value stack, from innovations in our AI-enabled platform to the rollout of the co-sponsor program, and key leadership appointments that position us for scale. We expect 2026 to be a pivotal year as our prior investments begin to yield margin improvements, driven by focused execution. We will also continue to assess opportunities to accelerate growth, expand our capabilities, and drive long-term shareholder value. We believe our platform is well-positioned to drive durable, profitable growth while combining the speed of innovation with the operational trust our agents rely on to thrive."

"Our focus this year has been on building a boundary-less platform where technology and community converge," said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. "Using a tech-first playbook, we expanded into seven new countries with greater speed and efficiency and are accelerating agent productivity. By deeply integrating AI into our business, from our LYVVE™ international search engine to the revitalized SUCCESS+™ coaching platform under my oversight, we are equipping agents with future-proof tools that support agents' growth better than any other platform in the world."

Fourth Quarter and Full-Year 2025 Consolidated Financial Highlights as Compared to the Same Year-Ago Periods:

●	Full-year revenue increased 4% to $4.8 billion in 2025 with revenue of $1.2 billion in the fourth quarter of 2025.
●	Full-year net loss of $(22.7) million in 2025 with net loss of $(12.9) million in the fourth quarter of 2025. Full-year net loss per diluted share of $(0.14) in 2025 with net loss per diluted share of $(0.08) in the fourth quarter of 2025.
●	Full-year total operating expenses decreased to $355.0 million in 2025 from $361.4 million in 2024 with $91.3 million in the fourth quarter of 2025. Full-year total operating expenses for 2024 include $38.9 million of litigation contingency and impairment expenses.
●	Full-year adjusted EBITDA[1] (a non-GAAP financial measure) of $33.2 million in 2025. Adjusted EBITDA was $2.1 million in the fourth quarter of 2025.
●	As of December 31, 2025, cash and cash equivalents totaled $124.2 million, compared to $113.6 million as of December 31, 2024.
●	Full-year net cash provided by operating activities of $118.6 million in 2025. Net cash provided by operating activities was $13.8 million in the fourth quarter of 2025.

●	Full-year adjusted operating cash flow[2] (a non-GAAP financial measure) of $117.1 million in 2025. Adjusted operating cash flow was $30.1 million in the fourth quarter of 2025.
●	Distributed $87.0 million to shareholders in fiscal 2025, including $56.2 million of common stock repurchases and $30.8 million of cash dividends.
●	The Company paid a cash dividend for the fourth quarter of 2025 of $0.05 per share of common stock on December 1, 2025. On February 10, 2026, the Company’s Board of Directors declared a cash dividend of $0.05 per share of common stock for the first quarter of 2026, expected to be paid on March 27, 2026 to stockholders of record on March 9, 2026.

Fourth Quarter and Full-Year 2025 Operational Highlights as Compared to the Same Year-Ago Period:

●	eXp ended the fourth quarter of 2025 with a global agent Net Promoter Score (“aNPS”) of 75, down from 76 in the prior-year period. aNPS is a measure of agent satisfaction and an important key performance indicator given the Company’s intense focus on improving the agent experience.
●	Agents and brokers on the eXp Realty platform were 83,060 as of December 31, 2025.
●	Full-year real estate sales transactions increased 1% to 440,163 in 2025 and increased 6% year-over-year to 110,392 in the fourth quarter of 2025.
●	Full-year real estate sales volume increased 5% to $194.0 billion in 2025 and increased 8% year-over-year to $48.8 billion in the fourth quarter of 2025.

Q1 2026 Outlook:

●	Revenue between $960 million and $980 million.
●	Operating expenses between $82 to $86 million.
●	Adjusted EBITDA between $2 to $5 million.

Full-Year 2026 Outlook:

●	Revenue of $4.85 billion to $5.15 billion.
●	Operating expenses between $325 to $345 million.
●	Adjusted EBITDA between $50 to $75 million.

Adjusted EBITDA is a non-GAAP financial measure and has not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted in our filings with the Securities and Exchange Commission.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures on a historical basis, see “US-GAAP Net Income (Loss) to Adjusted EBITDA Reconciliation" and "Adjusted Operating Cash Flow" included in this press release.

Fourth Quarter and Full-Year 2025 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A with eXp World Holdings Founder and Chief Executive Officer Glenn Sanford, eXp Realty Chief Executive Officer Leo Pareja, eXp Realty Chief Technology Officer Carrie Lysenko, eXp Realty Chief Brokerage Officer Holly Mabery, and eXp World Holdings Chief Financial Officer Jesse Hill on Tuesday, February 24, 2026 at 2 p.m. PT / 5 p.m. ET.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies. Submit questions in advance to investors@eXpWorldHoldings.com.

Date: Tuesday, February 24, 2026

Time: 2 p.m. PT / 5 p.m. ET

Location: exp.world. Join at https://exp.world/earnings

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the parent company of eXp Realty®, “the most agent-centric™ real estate brokerage on the planet,” and SUCCESS® Enterprises. Through a cloud-based platform and agent-centric model, eXp Realty empowers real estate professionals with industry-leading commission structures, revenue share, equity ownership, and access to a global community. With operations spanning the Americas, Europe, the Middle East, Asia Pacific, and South Africa, eXp continues to redefine how agents connect, grow, and succeed in real estate. As a publicly traded company, eXp World Holdings prioritizes transparency, innovation, and long-term value for agents, staff, and shareholders.

eXp World Holdings, Inc. uses its website, https://expworldholdings.com/, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, our website (www.expworldholdings.com), press releases, public conference calls, public webcasts, and our Facebook, LinkedIn and Instagram pages for eXp Realty, eXp International and eXp World Holdings. Accordingly, investors should monitor each of these disclosure channels.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to adjusted EBITDA, and adjusted operating cash flow which are non-U.S. GAAP financial measures that may be different from similarly titled measures used by other companies. These measures are presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company’s non-U.S. GAAP financial measures provide useful information about financial performance, enhance the overall understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management for financial and operational decision-making. These measures may also provide additional tools for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

●	Adjusted EBITDA helps the reader identify underlying trends in the business that could otherwise be masked by the effect of the expenses excluded in adjusted EBITDA. In particular, the Company believes the exclusion of agent growth incentive stock-based compensation and stock compensation expense related to business acquisitions and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations. The Company defines the non-U.S. GAAP financial measure of adjusted EBITDA to mean net income, excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, stock-based compensation expense and stock option expense and other items that are not core to the operating activities of the Company.
●	Adjusted operating cash flow helps the reader understand the Company’s cash flow. The Company defines adjusted operating cash flow to mean net cash provided by operating activities, excluding the change in customer deposits.

Adjusted EBITDA, and adjusted operating cash flow should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current expectations, estimates, projections and assumptions about future events and financial performance and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statements in this press release include, but are not limited to, statements regarding: the Company’s financial outlook for the first fiscal quarter of 2026 and full year 2026, including revenue, operating expenses and Adjusted EBITDA; expectations regarding operating leverage, profitability, and cash generation; anticipated benefits from prior operational discipline initiatives and key leadership appointments; capital allocation priorities; potential growth and enhancement opportunities; international expansion; development, deployment and integration of artificial intelligence and other technology initiatives; agent productivity, attraction and retention; dividend payments; and long-term shareholder value creation.

The Company’s 2026 guidance and other forward-looking statements are based on assumptions and expectations as of the date of this release, including assumptions regarding housing market conditions, transaction volumes, commission rates, agent count and productivity, competitive dynamics, macroeconomic trends, capital market conditions, regulatory environment, expense management, stock-based compensation, foreign currency impacts, and the absence of significant unforeseen events. These assumptions may prove to be incorrect.

Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include, but are not limited to: adverse changes in residential real estate market conditions, interest rates, consumer confidence, or broader macroeconomic factors; fluctuations in agent attraction, retention, and productivity; the Company’s ability to achieve anticipated operating efficiencies and cost management objectives; variability in stock-based compensation expense and other non-cash charges; risks related to expansion into new markets or international jurisdictions; the successful development, integration and adoption of AI-enabled tools and other technology initiatives; competitive pressures, including changes in commission structures or brokerage models; regulatory, tax, or legal developments, including litigation outcomes; cybersecurity incidents or technology disruptions; capital allocation decisions, including dividends or share repurchases; and the timing, structure, or completion of potential growth and enhancement opportunities, if any, and the Company’s ability to realize anticipated benefits therefrom.

Forward-looking statements are not guarantees of future performance. The Company’s guidance represents management’s estimates as of the date of this release and should not be relied upon as necessarily indicative of future results. Actual results may vary materially and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Additional information regarding risks and uncertainties that could affect the Company’s results is included in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

investors@expworldholdings.com

1 A reconciliation of adjusted EBITDA, a non-GAAP measure, to net income and a discussion of why management believes adjusted EBITDA is useful is included below.

2 A reconciliation of adjusted operating cash flow, a non-GAAP measure, to net cash provided by operating activities and a discussion of why management believes adjusted operating cash flow is useful is included below.

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share amounts and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues	$ 1,191,845	$ 1,098,187	$ 4,772,311	$ 4,567,672
Commissions and other agent-related costs	1,113,260	1,019,328	4,438,733	4,225,277
Gross profit	78,585	78,859	333,578	342,395

Operating expenses
General and administrative expenses	71,583	67,237	274,871	252,369
Technology and development expenses	17,408	14,769	69,618	58,182
Sales and marketing expenses	2,324	2,946	10,555	11,908
Impairment expense		4,930	-	4,930
Litigation contingency	-	-	-	34,000
Total operating expenses	91,315	89,882	355,044	361,389
Operating income (loss)	(12,730)	(11,023)	(21,466)	(18,994)
Other (income) expense
Other (income) expense, net	798	(707)	(1,513)	(4,445)
Equity in (income) losses of unconsolidated affiliates	(41)	364	281	1,168
Other (income) expense, net	757	(343)	(1,232)	(3,277)
Income (loss) before income tax expense	(13,487)	(10,680)	(20,234)	(15,717)
Income tax (benefit) expense	(591)	(2,437)	2,480	1,071
Net income (loss) from continuing operations	(12,896)	(8,243)	(22,714)	(16,788)
Net (loss) income attributable to noncontrolling interest	-	(1,262)	-	(4,479)
Net income (loss)	($ 12,896)	($ 9,505)	($ 22,714)	($ 21,267)
Earnings (loss) per share
Basic, net income (loss) from continuing operations	($ 0.08)	($ 0.04)	($ 0.14)	($ 0.11)
Basic, net income (loss) from discontinued operations	$ -	($ 0.01)	$ -	($ 0.03)
Basic, net income (loss)	($ 0.08)	($ 0.06)	($ 0.14)	($ 0.14)

Diluted, net income (loss) from continuing operations	($ 0.08)	($ 0.04)	($ 0.14)	($ 0.11)
Diluted, net income (loss) from discontinued operations	$ -	($ 0.01)	$ -	($ 0.03)
Diluted, net income (loss)	($ 0.08)	($ 0.06)	($ 0.14)	($ 0.14)
Weighted average shares outstanding
Basic	159,530,894	153,466,313	156,879,412	153,684,907
Diluted	159,530,894	153,466,313	156,879,412	153,684,907

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31, 2025	December 31, 2024

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 124,245	$ 113,607
Restricted cash	57,218	54,981
Accounts receivable, net of allowance for credit losses of $2,690 and $1,589, respectively	108,838	87,692
Prepaids and other assets	14,567	11,692
TOTAL CURRENT ASSETS	304,868	267,972
Property, plant, and equipment, net	14,314	11,615
Other noncurrent assets	23,495	11,679
Intangible assets, net	4,421	6,456
Deferred tax assets, net	77,510	75,774
Goodwill	17,872	17,226
TOTAL ASSETS	$ 442,480	$ 390,722

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 14,613	$ 10,478
Customer deposits	57,204	55,660
Accrued expenses	108,208	85,661
Litigation contingency	17,000	34,000
Other current liabilities	2,676	54
TOTAL CURRENT LIABILITIES	199,701	185,853
TOTAL LIABILITIES	199,701	185,853
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 207,785,762 issued and 161,049,979 outstanding at December 31, 2025; 195,028,207 issued and 154,133,385 outstanding at December 31, 2024	2	2
Additional paid-in capital	1,105,434	962,758
Treasury stock, at cost: 46,735,783 and 40,894,822 shares held December 31, 2025 and December 31, 2024, respectively	(742,879)	(686,680)
Accumulated earnings (deficit)	(121,622)	(68,135)
Accumulated other comprehensive income (loss)	1,844	(3,076)
TOTAL EQUITY	242,779	204,869
TOTAL LIABILITIES AND EQUITY	$ 442,480	$ 390,722

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2025	2024
OPERATING ACTIVITIES
Net income (loss)	($ 22,714)	($ 21,267)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation expense	6,870	7,835
Amortization expense - intangible assets	2,692	2,454
Impairment expense	-	4,930
Loss on disposition of business	-	266
Allowance for credit losses on receivables/bad debt on receivables	1,101	(615)
Equity in loss of unconsolidated affiliates	281	1,168
Agent growth incentive stock-based compensation expense	38,364	37,265
Stock option compensation	6,466	7,975
Agent equity stock-based compensation expense	98,149	111,278
Deferred income taxes, net	(1,736)	(6,521)
Changes in operating assets and liabilities:
Accounts receivable	(21,098)	(1,704)
Prepaids and other assets	(2,875)	3,041
Customer deposits	1,544	11,110
Accounts payable	4,135	1,690
Accrued expenses	21,810	(1,445)
Litigation contingency	(17,000)	34,000
Other operating activities	2,622	54
NET CASH PROVIDED BY OPERATING ACTIVITIES	118,611	191,514
INVESTING ACTIVITIES
Purchases of property and equipment	(9,569)	(6,483)
Purchase of business	-	(6,150)
Investments in unconsolidated affiliates	(13,246)	(5,447)
Capitalized software development costs in intangible assets	(657)	(1,390)
NET CASH USED IN INVESTING ACTIVITIES	(23,472)	(19,470)
FINANCING ACTIVITIES
Repurchase of common stock	(56,199)	(141,121)
Proceeds from exercise of options	434	2,012
Transactions with noncontrolling interests	-	(1,169)
Dividends declared and paid	(30,773)	(30,099)
NET CASH USED IN FINANCING ACTIVITIES	(86,538)	(170,377)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	4,274	(2,972)
Net change in cash, cash equivalents and restricted cash	12,875	(1,305)
Cash, cash equivalents and restricted cash, beginning balance	168,588	169,893
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 181,463	$ 168,588
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	4,597	2,694

EXP WORLD HOLDINGS, INC.

CONSOLIDATED US-GAAP NET INCOME (LOSS) TO CONSOLIDATED ADJUSTED EBITDA RECONCILIATION
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss) from continuing operations	($ 12,896)	($ 8,243)	($ 22,714)	($ 16,788)
Total other (income) expense, net	757	(343)	(1,232)	(3,277)
Income tax (benefit) expense	(591)	(2,437)	2,480	1,071
Depreciation and amortization	2,304	2,547	9,562	10,289
Impairment expense	—	4,930	—	4,930
Litigation contingency	—	—	—	34,000
Stock-based compensation expense(1)	11,095	9,218	38,610	37,285
Stock option expense	1,434	2,014	6,466	7,973
Consolidated adjusted EBITDA	$ 2,103	$ 7,686	$ 33,172	$ 75,483
(1) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.

ADJUSTED OPERATING CASH FLOW
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net Cash Provided by Operating Activities	$ 13,794	$ 13,714	$ 118,611	$ 191,514
Less: Customer Deposits	(16,261)	(11,400)	1,544	11,110
Adjusted Operating Cash Flow	$ 30,055	$ 25,114	$ 117,067	$ 180,404